As filed with the Securities and Exchange Commission on March 27, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STERIS plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	339113	98-1455064
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

70 Sir John Rogerson’s Quay

Dublin 2 Ireland

+353 1 232 2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Adam Zangerle

STERIS plc

70 Sir John Rogerson’s Quay

Dublin 2 Ireland

+353 1 232 2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kimberly J. Pustulka James P. Dougherty Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 (216) 586-3939	J. Adam Zangerle STERIS plc Rutherford House Stephensons Way, Chaddesden Derby, England, DE21 6LY United Kingdom +44 1332 387100

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the Redomiciliation described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-228188

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Ordinary Shares, par value $75 per share	100,000	Not Applicable	$12,208,000 (2)	$1,479.61 (3)

(1)

This registration statement relates to ordinary shares, par value $75 per share, or the STERIS Ireland ordinary shares, of STERIS plc, a public limited company organized under the laws of Ireland, or STERIS Ireland, to be issued to holders of ordinary shares, par value £0.10 per share, or the STERIS shares, of STERIS plc, a public limited company organized under the laws of England and Wales, or STERIS, pursuant to a scheme of arrangement under Part 26 of the Companies Act.

(2)

Represents the proposed maximum number of additional STERIS Ireland ordinary shares expected to be issued upon the completion of the Redomiciliation described herein. STERIS Ireland previously registered 84,499,654 STERIS Ireland ordinary shares pursuant to the registration statement on Form S-4 (Registration No. 333-228188), which became effective on January 31, 2019. STERIS Ireland now anticipates that up to 84,599,654 STERIS Ireland ordinary shares may be issued upon the completion of the Redomiciliation. Calculated based on an exchange ratio of one STERIS Ireland ordinary share for each STERIS share estimated to be outstanding as at March 28, 2019.

(3)

Estimated solely for the purpose of calculating the registration fee. The registration fee is required by Section 6(b) of the Securities Act of 1933, or the “Securities Act,” and computed pursuant to Rules 457(f) and 457(c) under the Securities Act. Pursuant to Rule 457(f) under the Securities Act, the proposed maximum aggregate offering price of the STERIS Ireland ordinary shares is equal to $12,208,000, which was determined by multiplying (i) 100,000, the estimated number of additional STERIS shares to be issued for STERIS Ireland ordinary shares, by (ii) $122.08, the average of the high and low prices for the STERIS shares as reported on the New York Stock Exchange on March 25, 2019.

(4)	Determined in accordance with Section 6(b) of the Securities Act by multiplying the estimated aggregate offering price of the securities to be registered by 0.0001212.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-228188) (the “Prior Registration Statement”), which became effective on January 31, 2019, and as supplemented to date, STERIS plc, a public limited company organized under the laws of Ireland (“STERIS Ireland”), registered an aggregate of 84,499,654 ordinary shares, par value $75 per share (the “STERIS Ireland ordinary shares”) and paid an aggregate fee of $1,104,069.61. STERIS Ireland is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 100,000 additional STERIS Ireland ordinary shares for issuance in connection with the redomiciliation from the United Kingdom to Ireland (the “Redomiciliation”) of STERIS plc, a public limited company organized under the laws of England and Wales (“STERIS UK”). In connection with the registration of additional STERIS Ireland ordinary shares, STERIS Ireland is paying an additional registration fee of $1,479.61.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein, as well as all documents filed by STERIS UK and STERIS Ireland with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 through the date hereof. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

Exhibits Index

Exhibit No.	Description of Document

5.1	Opinion of Matheson as to the validity of the securities being registered*

23.1	Consent of Ernst & Young LLP concerning the financial statements of STERIS*

23.2	Acknowledgment of Ernst & Young LLP concerning the unaudited interim financial statements of STERIS*

23.3	Consent of Matheson (included in Exhibit 5.1)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on the 27th day of March, 2019.

STERIS plc

By:	/s/ J. Adam Zangerle
	Name:	J. Adam Zangerle
	Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 27th day of March, 2019.

Signature	Title

/s/ J. Adam Zangerle Name: J. Adam Zangerle	Director

/s/ Michael J. Tokich Name: Michael J. Tokich	Director